Exhibit 99.1

Iconix Reports Financial Results for the Second Quarter 2020

NEW YORK, August 12, 2020 /Globe Newswire/ -

•	Total revenue of $22.3 million compared to $34.4 million in the prior year quarter.
•	GAAP Operating Income $3.5 million as compared to $18.6 million in the prior year quarter.
•	Adjusted EBITDA of $11.4 million, compared to $20.3 million in the prior year quarter.
•	Continued to improve cost structure, decreasing SG&A expenses 9% from prior year quarter.
•	Completed Sale of Umbro China in July 2020 with net proceeds of $59.6 million and repaid $44.7 million of Senior Secured Term Loan.

Iconix Brand Group, Inc. (Nasdaq: ICON) ("Iconix" or the "Company") today reported financial results for the second quarter ended June 30, 2020.

Bob Galvin, CEO commented, “With the onset of COVID-19 during the first quarter, we quickly responded to remove costs and preserve liquidity.  During the second quarter while we continued those efforts, we also continued to develop our pipeline of future business, as we have signed 92 deals during 2020 for aggregate guaranteed minimum royalties of approximately $69 million.  As we move forward, if we experience a slower recovery, or if further disruptions occur later in the year, we will be vigilant in an attempt to identify additional areas for cost savings.”

Galvin continued, “In late July, we closed the previously announced sale of Umbro China and realized net proceeds of over $59 million.  Seventy five percent of the net proceeds were used to repay our Senior Secured Term Loan.  We continue to look for other opportunities within our portfolio of brands to realize value.”

As previously disclosed, on July 10, 2020, the Company’s Board of Directors determined to commence a process to broaden its exploration of strategic alternatives available to the Company to enhance shareholder value.  The Board has authorized management and its external advisors to consider a broader range of strategic alternatives, including a potential sale of the Company, merger or other business combination, a recapitalization of its existing capital structure, financings or re-financings of its existing indebtedness, sales of equity and equity-linked securities, dispositions of discrete brands and related assets, licensing or other strategic transactions involving the Company, or any combination of the foregoing. This is in addition to the Company’s previously announced executed definitive agreements to sell the rights to the UMBRO and STARTER brands in China. In connection with such strategic review, the Company retained Ducera Partners LLC as a financial advisor, together with Dechert LLP, its existing legal counsel, to assist in this effort.  There can be no assurance that the exploration of strategic alternatives will result in any transaction or specific course of action. The Company does not intend to disclose developments with respect to the exploration of strategic alternatives unless and until its Board of Directors has approved a specific transaction or course of action or the Company has otherwise determined that further disclosure is appropriate or required by law

Second Quarter 2020 Financial Results

GAAP Revenue by Segment

(000’s)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Licensing revenue:
Women's	$4,409	$8,171	$10,887	$16,538
Men's	2,957	6,614	9,713	17,550
Home	3,787	4,285	6,949	7,775
International	11,124	15,324	22,677	28,473
	$22,277	$34,394	$50,226	$70,336

For the second quarter of 2020, total revenue was $22.3 million, a 35% decline, compared to $34.4 million in the second quarter of 2019. Revenue across all segments was primarily negatively impacted by the effects of the COVID-19 pandemic on the global economy. The 46% decrease in revenue in our Women’s segment was principally as a result of a decrease in licensing revenue from our Mudd and Candies brands. Revenue from the Men’s segment decreased 55% in the Current Quarter mainly due to a

Exhibit 99.1

decrease in licensing revenue from our Buffalo and Umbro brands. Sales in our Home segment declined 12% principally due to a decrease in licensing revenue from our Cannon brand. Our International segment revenue declined 27% in the current quarter mainly due to decreases in Latin America and Europe.

SG&A Expenses:

Total SG&A expenses in the second quarter of 2020 were $15.0 million, a 9% decline compared to $16.4 million in the second quarter of 2019. The decline for the quarter was primarily driven by a decrease in advertising and compensation expense somewhat offset by an increase in bad debt expense.

Trademark and Investment Impairment:

In the second quarter of 2020, the Company recorded a non-cash trademark impairment charge of $5.2 million. The charge for the second quarter of 2020 was based on the impact of the COVID-19 pandemic and related Sears/Kmart store closures on current and estimated future cash flows primarily on the fair value of the Joe Boxer and Cannon indefinite-lived trademarks.

Operating Income and Adjusted EBITDA (1):

Adjusted EBITDA is a non-GAAP metric, and a reconciliation table is included below.

Operating income for the second quarter of 2020 was $3.5 million, as compared to operating income of $18.6 million for the second quarter of 2019.  The second quarter 2020 results include $5.2 million of charges related to trademark impairments. Adjusted EBITDA in the second quarter of 2020 was $11.4 million, which represents operating income of $3.5 million excluding net charges of $7.9 million.  Adjusted EBITDA in the second quarter of 2019 was $20.3 million, which represents operating income of $18.6 million excluding net charges of $1.8 million.  The change period over period in Adjusted EBITDA is primarily as a result of reduced revenue largely driven by the impact of COVID-19 on our business, somewhat offset by reduced expenses driven by the Company’s cost reduction initiative. Refer to footnote 1 below for a full detailed reconciliation of operating income to Adjusted EBITDA.

Note: All items in the following tables are attributable to the Company’s interest in its subsidiaries and joint ventures, as applicable, and exclude the results related to any non-controlling interest in such entities. Certain numbers may not add due to rounding.

Adjusted EBITDA by Segment (1)	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(000's)	2020	2019	% Change	2020	2019	% Change

Women's	$4,126	$8,622	-52%	$9,675	$16,249	-40%
Men's	2,016	3,478	-42%	4,429	7,545	-41%
Home	3,517	3,783	-7%	6,081	6,789	-10%
International	5,165	9,306	-44%	11,075	17,299	-36%
Corporate	(3,398)	(4,858)	30%	(8,224)	(9,109)	10%
Adjusted EBITDA	$11,426	$20,331	-44%	$23,036	$38,773	-41%

Adjusted EBITDA Margin (2)	51%	59%		46%	55%

Adjusted EBITDA margin in the second quarter of 2020 was 51% as compared to Adjusted EBITDA margin in the second quarter of 2019 of 59%.  The change period over period in Adjusted EBITDA margin is primarily as a result of the Company’s decrease in revenue.

Interest Expense and Other (Income) Loss, net:

Interest expense in the second quarter of 2020 was $17.0 million as compared to $14.5 million in the second quarter of 2019. The legal final maturity date of the Securitization Notes is in January of 2043. The Company did not repay or refinance the Securitization Notes prior to the anticipated repayment date. Therefore, beginning January 2020, the Company accrues

Exhibit 99.1

additional interest on the Securitization Notes that is not payable until 2043. The increase in interest expense period over period is primarily the result of the step up in interest for the securitization. In the second quarter of 2020, Other (income) loss was a loss of $2.9 million as compared to $1.1 million in the second quarter of 2019.  This loss results primarily from the Company's accounting for the 5.75% Convertible Notes, which requires recording the fair value of this debt at the end of each period with any change from the prior period accounted for as other income or loss in the respective period's consolidated income statement.

Provision for Income Taxes:

The effective income tax rate for the second quarter of 2020 is approximately 5.3%, which resulted in a $0.9 million income tax benefit, as compared to an effective income tax rate of -3.9% in the second quarter of 2019, which resulted in a $0.1 million income tax benefit.  The increase in the tax benefit is a result of a decrease in foreign withholding tax for the second quarter of 2020.

GAAP Net Income and GAAP Diluted EPS:

GAAP net income attributable to Iconix for the second quarter of 2020 reflected a loss of $17.4 million, compared to net income of $1.3 million for the second quarter of 2019. GAAP diluted EPS for the second quarter of 2020 reflected a loss of $1.46 per share, compared to income of $0.12 per share for the second quarter of 2019.

Exhibit 99.1

Adjusted EBITDA (1):

Adjusted EBITDA for the second quarter of 2020 was $11.4 million, compared to $20.3 million for the second quarter of 2019.

Adjusted EBITDA: (1)
(000's)
	For the Three Months Ended June 30,
	2020	2019	% Change

GAAP Operating Income (Loss)	$3,549	$18,572
Add:
stock-based compensation expense	240	259
depreciation and amortization	306	482
contract asset write offs, net	117	-
impairment charges	5,262	-
Gain on Sale of Investments	(1,600)	-
special charges	5,307	3,198
non-controlling interest	(1,755)	(2,174)
non-controlling interest related to D&A and impairment	-	(7)
	7,877	1,758

Adjusted EBITDA	$11,426	$20,331	-44%
Adjusted EBITDA Margin (2)	51%	59%

Adjusted EBITDA: (1)
(000's)
	For the Six Months Ended June 30,
	2020	2019	% Change

GAAP Operating Income (Loss)	$(1,303)	$36,971
Add:
stock-based compensation expense	412	398
depreciation and amortization	579	974
gain on sale of investments	(1,600)	-
contract asset write offs, net	119	-
impairment charges	18,995	-
special charges	8,843	5,978
non-controlling interest	(2,579)	(5,535)
non-controlling interest related to D&A and impairment	(430)	(14)
	24,339	1,801

Adjusted EBITDA	$23,036	$38,773	-41%
Adjusted EBITDA Margin (2)	46%	55%

Exhibit 99.1

Balance Sheet and Liquidity:

(000's)	June 30, 2020	December 31, 2019
Cash Summary:
Unrestricted Domestic, Canada and China (Wholly Owned)	$28,924	$29,144
Unrestricted Luxembourg (Wholly Owned)	14,287	17,023
Unrestricted in consolidated JV's	7,440	9,298
Restricted Cash	11,666	15,946
Total Cash	$62,317	$71,411

Debt Summary:
Senior Secured Notes due January 2043*	$328,818	$338,130
Variable Funding Note due January 2043	100,000	100,000
5.75% Convertible Notes due August 2023	94,430	94,430
Senior Secured Term Loan due August 2022 **	165,959	175,600
Payroll Protection Plan Loan	1,307	-
Total Debt (Face Value)	$690,514	$708,160

*- The legal final maturity of the Securitization Notes is in January of 2043, as the Company did not repay or refinance the Securitization Notes prior to the anticipated repayment date. Therefore, beginning in January 2020, the Company is no longer required to make previously designated contractual principal payments. Future principal payments are formulaically based on a percentage of receipts of royalty revenue, and as such are subject to market factors outside of the Company’s control. There can be no assurance that all or any future principal payments projected for the Senior Secured Notes will be made in accordance with the projections provided.

**- As a result of the completion of the sale of Umbro China, the Company received $59.6 million of net proceeds, and on August 7, 2020, repaid $44.7 million of loan principal.

Fiscal 2020 Outlook

Due to the impact that COVID-19 is having across the globe, and the rapid and continuous economic developments, we are not providing guidance for fiscal year 2020 at this time. The impact of COVID-19 on our business could be material to our operating results, cash flows and financial condition. Due to the evolving and uncertain nature of this situation, we are not able to estimate the full extent of the impact on Iconix’s operating results, cash flows and financial condition. We will provide additional updates as the situation warrants.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE'S ®, BONGO ®, JOE BOXER ®, RAMPAGE ®, MUDD ®, MOSSIMO ®, LONDON FOG ®, OCEAN PACIFIC ®, DANSKIN ®, ROCAWEAR ®, CANNON ®, ROYAL VELVET ®, FIELDCREST ®, CHARISMA ®, STARTER ®, WAVERLY ®, ZOO YORK ®, UMBRO ®, LEE COOPER ®, ECKO UNLTD. ®, MARC ECKO ®, ARTFUL DODGER ®, and HYDRAULIC®. In addition, Iconix owns interests in the MATERIAL GIRL ®, ED HARDY ®, TRUTH OR DARE ®, MODERN AMUSEMENT ®, BUFFALO ® and PONY ® brands. The Company licenses its brands to a network of retailers and manufacturers. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and brand loyalty.

Exhibit 99.1

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company's beliefs and expectations about future performance and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. These statements are based on the Company's beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company's business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company's ability to control or predict. Important factors that could cause the Company's actual results to differ materially from those indicated in the forward-looking statements include, among others: the occurrence of any strategic transaction and the impact of any potential strategic transaction, including acquisitions or dispositions, the ability of the Company's licensees to maintain their license agreements or to produce and market products bearing the Company's brand names, the Company's ability to retain and negotiate favorable licenses, the Company's ability to meet its outstanding debt obligations, the impact of COVID-19 on our and our licensees’ business, results of operations, financial condition and liquidity and the impact of COVID-19 on global production, manufacturing, distribution and sales and the events and risks referenced in the sections titled "Risk Factors" in the Company's Annual Report on Form 10‑K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10‑Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

Media contact:
John T. McClain
Executive Vice President and Chief Financial Officer
Iconix Brand Group, Inc.
jmcclain@iconixbrand.com

212-730-0030

Exhibit 99.1

Unaudited Consolidated Statement of Operations

(000’s, except earnings per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Licensing revenue	$22,277	$34,394	$50,226	$70,336
Selling, general and administrative expenses	14,978	16,435	32,128	34,528
Depreciation and amortization	306	482	579	974
Equity (earnings) loss on joint ventures	(218)	(1,095)	1,427	(2,137)
Gain on sale of investment	(1,600)	—	(1,600)	—
Investment impairment	100	—	100	—
Trademark impairment	5,162	—	18,895	—
Operating income (loss)	3,549	18,572	(1,303)	36,971
Other expenses (income):
Interest expense	17,047	14,465	33,760	28,970
Interest income	(10)	(90)	(50)	(162)
Other (income) loss, net	2,933	1,140	2,136	(18,795)
Foreign currency translation (gain) loss	130	(258)	66	369
Other expenses (income) – net	20,100	15,257	35,912	10,382
Income (loss) before income taxes	(16,551)	3,315	(37,215)	26,589
(Benefit) Provision for income taxes	(871)	(130)	(876)	1,838
Net income (loss)	(15,680)	3,445	(36,339)	24,751
Less: Net income attributable to non-controlling interest	1,755	2,174	2,579	5,535
Net income (loss) attributable to Iconix Brand Group, Inc.	$(17,435)	$1,271	$(38,918)	$19,216

Earnings (loss) per share:
Basic	$(1.46)	$0.12	$(3.32)	$2.04
Diluted	$(1.46)	$0.12	$(3.32)	$0.08
Weighted average number of common shares outstanding:
Basic	11,859	10,377	11,816	9,426
Diluted	11,859	10,377	11,816	44,779

Exhibit 99.1

Footnotes

(1) Adjusted EBITDA is a non-GAAP financial measure, which represents operating income excluding stock-based compensation (benefit) expense, depreciation and amortization, impairment charges, costs associated with financings, special charges related to potential settlement and professional fees incurred as a result of cooperation with the Staff of the SEC, the SEC and related SDNY investigations, internal investigations, the previously disclosed class action and derivative litigations, costs related to the transition of Iconix management, but including gains on sales of trademarks and non-controlling interest. The Company believes Adjusted EBITDA is a useful financial measure in evaluating its financial condition because it is more reflective of the Company's business purpose, operations and cash expenses.  Uses of cash flows that are not reflected in Adjusted EBITDA include interest payments and debt principal repayments, which can be significant.  As a result, Adjusted EBITDA should not be considered as a measure of our liquidity.  Other companies that provide Adjusted EBITDA information may calculate EBITDA and Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Adjusted EBITDA Reconciliation For the Three Months Ended June 30, (1):
	GAAP Operating Income		Impairment Charges		Special Charges		Gain on sale of Investments		Depreciation & Amortization		Stock Compensation		Contract Asset Impairment		Non-controlling Interest, net		Adjusted EBITDA
($, 000s)	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Women's	686	8,622	3,380	-	-	-	-	-	-	-	-	-	60	-	-	-	4,126	8,622
Men's	2,036	4,952	-	-	124	-	-	-	-	13	-	-	16	-	(160)	(1,487)	2,016	3,478
Home	1,735	3,782	1,782	-	-	-	-	-	-	-	-	1	-	-	-	-	3,517	3,783
International	6,173	10,766	-	-	-	-	-	-	64	72	-	3	41	-	(1,113)	(1,535)	5,165	9,306
Corporate	(7,081)	(9,550)	100	-	5,183	3,198	(1,600)	-	242	397	240	255	-	-	(482)	842	(3,398)	(4,858)
Total Income	3,549	18,572	5,262	-	5,307	3,198	(1,600)	-	306	482	240	259	117	-	(1,755)	(2,180)	11,426	20,331

Adjusted EBITDA Reconciliation For the Six Months Ended June 30, (1):
	GAAP Operating Income		Impairment Charges		Special Charges		Gain on sale of Investments		Depreciation & Amortization		Stock Compensation		Contract Asset Impairment		Non-controlling Interest, net		Adjusted EBITDA
($, 000s)	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2019	2019	2020	2019	2020	2019
Women's	(457)	16,249	10,069	-	-	-	-	-	-	-	-	-	63	-	-	-	9,675	16,249
Men's	5,842	12,498	104	-	731	-	-	-	4	26	-	-	16	-	(2,268)	(4,979)	4,429	7,545
Home	924	6,787	5,151	-	-	-	-	-	-	-	1	2	5	-	-	-	6,081	6,789
International	8,013	19,189	3,548	-	-	-	-	-	131	161	2	6	35	-	(654)	(2,057)	11,075	17,299
Corporate	(15,625)	(17,752)	123	-	8,112	5,978	(1,600)	-	444	787	409	390	-	-	(87)	1,488	(8,224)	(9,109)
Total Income	(1,303)	36,971	18,995	-	8,843	5,978	(1,600)	-	579	974	412	398	119	-	(3,009)	(5,548)	23,036	38,773

(2) Adjusted EBITDA margin is a non-GAAP financial measure, which represents Adjusted EBITDA as a percentage of revenue.  The Company believes Adjusted EBITDA margin is a useful financial measure in evaluating its financial condition because it is more reflective of the Company's business purpose, operations and cash expenses.  Uses of cash flows that are not reflected in Adjusted EBITDA margin include interest payments and debt principal repayments, which can be significant.  As a result, Adjusted EBITDA margin should not be considered as a measure of our liquidity.  Other companies that provide Adjusted EBITDA margin information may calculate EBITDA margin and Adjusted EBITDA margin differently than we do. The definition of Adjusted EBITDA margin may not be the same as the definitions used in any of our debt agreements.